FIFTH AMENDMENT TO

CNG NONEMPLOYEE DIRECTORS' FEE PLAN

The CNG Nonemployee Directors' Fee Plan, as amended and restated effective October 1, 1996, and as subsequently amended by the First, Second, Third and Fourth Amendments thereto (the "Plan"), is hereby further amended as follows immediately prior to the effective date of the consummation of the merger of CTG Resources, Inc. with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999, by and among CTG Resources, Inc., Energy East Corporation and Oak Merger Co. :

1. By adding a new paragraph at the end of paragraph 1 of the Plan as follows:

"Following the consummation of the merger of CTG Resources, Inc. with and into Oak Merger Co. pursuant to the Agreement and Plan of Merger, dated as of June 29, 1999 (the "Merger Agreement"), by and among CTG Resources, Inc., Energy East Corporation and Oak Merger Co. (the "Merger"), the Plan shall continue for the benefit of the members of the advisory board (the "Advisory Board") established pursuant to the Merger Agreement to provide advice to the boards of directors of Oak Merger Co. and the Company following the consummation of the Merger."

2. By deleting the text of paragraph 2 of the Plan and inserting in lieu thereof the following:

"As used in the Plan and in any election form under the Plan, the term "Director" means (i) prior to the consummation of the Merger, any person who was elected to the Board of Directors of the Company and who is not a full-time employee of the Company or any of its affiliates and (ii) from and after the consummation of the Merger, any person who is a member of the Advisory Board and is not a full-time employee of the Company or any of its affiliates."

3. By deleting the words "of the Company" each place they appear in subparagraph (a) and subparagraph (e) of paragraph 3 of the Plan.

4. By deleting the phrase "CNG Common Stock" or "CTG Common Stock" wherever each appears in the Plan and inserting in lieu thereof the phrase "Common Stock".

5. By deleting the phrase "deemed dividends" where it appears in subparagraph (e) of Section 3 of the Plan and inserting in lieu thereof the phrase "deemed dividends or other cash payments made in respect thereof".

6. By adding a new subparagraph (f) after subparagraph (e) of paragraph 3 as follows:

(f) As used in the Plan, the term "Common Stock" means (i) prior to the consummation of the Merger, the common stock of CTG Resources, Inc. and (ii) on and after the date of the consummation of the Merger, the common stock of Energy East Corporation or its successor or successors."

7. By deleting the phrase "Board of Directors of CTG Resources or any successor thereto ("CTG") or by the Board of Directors of CTG "where it appears in subparagraph (d) of paragraph 4 of the Plan and inserting in lieu thereof the phrase "Board of Directors of Energy East Corporation or any successor thereto ("EEC") or by the Board of Directors of EEC".

8. By adding the phrase "or to be appointed to or retained as a member of the Advisory Board" at the end of the sentence constituting subparagraph (b) of paragraph 5 of the Plan.

9. Except as hereinabove modified and amended, the Plan, as amended, shall remain in full force and effect.

IN WITNESS WHEREOF, Connecticut Natural Gas Corporation hereby executes this Fifth Amendment as of the 25th day of April, 2000.

Witness: CONNECTICUT NATURAL GAS CORPORATION

Jeffrey A. Hall      8/10/00 S/ Jean S. McCarthy